UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2023

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US 19 North, Suite 300 Clearwater, Florida	33763
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2023, Nicholas Financial, Inc. ("the Company") announced the extension of Michael Rost's Employment Agreement through February 29, 2024. The Company and Mr. Rost may extend the Amended Employment Term with two separate extensions for a period of three months per extension. The material terms of Mr. Rost's Employment Agreement are also disclosed in the Company’s Form 8-K filed on the date thereof.

Salary and Bonus: Mr. Rost's initial base salary will be $250,000. The Employee shall receive, and the Company shall pay, such bonuses as shall be determined by or on behalf of the Compensation Committee. (a) Section 3(b) ("Bonus") of the Agreement is hereby deleted in its entirety and replaced with the following. "The Employee shall receive, and the Company shall pay, a bonuse of TWENTY-FIVE THOUSAND DOLLARS ($25,000) on or before September 9, 2023. In addition, Employee shall receive, and the Company shall pay, a bonus of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) within thirty (30) days after the expiration or termination of the Agreement, which includes the expiration or termination of any Extensions to the Amended Employment Term as detained in Section 2 of the Amendment (for purposes of clarification only, if the Agreement is terminated by Company for Cause or terminated voluntarily by Employee prior to February 29, 2024, Employee shall not receive the SEVENTY-FIVE THOUSAND DOLLARS ($75,000) BONUS). (b) Section 3(e) ("Stock Purchase Matching Program") of the Agreement is hereby deleted in its entirety.

Term: The employment of the Employee under this Agreement commenced on August 30, 2022, and the employment of the Employee will continue until February 29, 2024 ("Amended Employment Term:). By mutual written consent, Company and Employee may extend the Amended Employment Term with two (2) separate extensions for a period of three (3) months per extension (each, an "Extension"). For purposes of clarification only, the Amended Employment Term will not automatically extend and will only extend if Company and Employee mutually agree in writing to an Extension at least thirty (30 days) in advance of the Amended Employment Term expiration date (which will be February 29, 2024, or May 31, 2024, if the parties enter into an Extension pursuant to the terms and conditions detailed herein)."

Benefits: Mr. Rost will be entitled to fringe benefits and prequisites consistent with the practices of the Company for similarly situated executives.

Item 7.01 Regulation FD Disclosure

On August 15, 2023, the Company issued a press release in connection with the events reported above. A copy of the press release is furnished as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as otherwise expressly stated in such filing.

The statements contained in this Current Report on Form 8-K that are purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future and including the Company’s operating margin and rolling average annual growth in tangible book value per share, constitute forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on date hereof and the Company assumes no obligation to update such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Form 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.1	Employment Agreement between Nicholas Financial Inc and Michael Rost dated August 10, 2023
99.1	Press Release Dated August 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: August 15, 2023	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)